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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-58822 of Morgan Stanley Nasdaq-100 Index Fund on Form N-1A of our report dated June 5, 2001 and to the reference to us under the captions "Investment Management and Other Services" and "Financial Statements" both of which appear in the Statement of Additional Information, which is part of such Registration Statement.



Deloitte & Touche LLP
New York, NY
June 5, 2001